Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II and to the use of our report dated May 29, 2026 on the financial statements and financial highlights of Astoria Real Assets ETF, AXS Esoterica NextG Economy ETF, AXS Green Alpha ETF, AXS Knowledge Leaders ETF, Tradr 2X Long Innovation 100 Monthly ETF, Tradr 2X Long Innovation 100 Quarterly ETF, Tradr 2X Long Innovation ETF, Tradr 2X Long SPY Quarterly ETF, Tradr 1X Short Innovation Daily ETF, Tradr 1.5X Short NVDA Daily ETF, and Tradr 2X Short TSLA Daily ETF, each a series of Investment Manager Series Trust II, appearing in Form N-CSR for the year ended March 31, 2026 which are incorporated by reference into the Registration Statement.

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Short Innovation 100 Monthly ETF and Tradr 2X Short SPY Monthly ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 23, 2026